Exhibit 10(aa)

                   THIRD AMENDMENT TO 1994 TERM LOAN AGREEMENT

         This THIRD AMENDMENT TO 1994 TERM LOAN AGREEMENT ("Amendment"), dated as of March 31, 1995, is by and among CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation, as the Company (the "Company"), CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation, CENTRAL SPRINK, INC., a California corporation and CENTRAL CASTINGS CORPORATION, an Alabama corporation, as the guarantors (collectively the "Guarantors"), and CORESTATES BANK, N.A., a national banking association, as the lender (the "Bank"), with reference to the following

                                   BACKGROUND:

         A. The Company, the Guarantors and the Bank have entered into a Letter Agreement dated as of April 29, 1994, as amended by an Amendment to 1994 Term Loan Agreement dated as of June 30, 1994, and a Second Amendment to and Consent Under 1994 Term Loan Agreement dated as of October 24, 1994 (said Letter Agreement, as so amended, the "Agreement") pursuant to which the Bank has made a $10,000,000 term loan to the Company guarantied by each Guarantor.

         B. The Company, the Guarantors and the Bank desire to amend the Agreement all as more particularly hereinafter set forth.

         C. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         THEREFORE, in consideration of the premises contained herein and intending to be legally bound, the Company, the Guarantors, and the Bank agree as follows:

         1.  Amendments.

                  (a) The definition of "Subsidiary" in Section 1.01 of the Agreement is hereby amended and restated to read in its entirety as follows:

                      "Subsidiary" means, as to any designated corporation, any other corporation the shares of stock of which, having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other corporation, are at the time owned, or the management of which is otherwise controlled by the designated corporation, directly or indirectly through one or more intermediaries or both."

                  (b) The first paragraph of Section 5.07 of the Agreement is hereby amended and restated in its entirety to read as follows:

                      "Neither the Company nor any Guarantor will, or will permit any Subsidiary of the Company or any Subsidiary of any Guarantor to, incur, create or permit to exist any consolidated Funded Indebtedness, without the prior written consent of the Bank, except that the Company and the Guarantors may incur, create or permit to exist the following:"

                  (c) The first paragraph of Section 5.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

                      "Neither the Company nor any Guarantor will, or will permit any Subsidiary of the Company or any Subsidiary of any Guarantor to, guarantee or otherwise become liable or responsible for consolidated Funded Indebtedness or other obligations of any other Person, contingent or otherwise, without the written consent of the Bank, except that the Company and the Guarantors may incur, create or permit to exist the following:"

                  (d) Sections 5.12, 5.13, 5.14 and 5.15 of the Agreement are hereby amended and restated in their entirety to read as follows:

                           "5.12. CSC and its consolidated Subsidiaries will
                  maintain a consolidated Tangible Net Worth of at least $37,000,000 at March 31, 1995, June 30, 1995 and September 30,

                  1995 and $41,000,000 at December 31, 1995 and at the end of each fiscal quarter thereafter, to be tested in connection with the delivery of quarterly financial statements pursuant to Section 5.01.

                           "5.13. CSC and its consolidated Subsidiaries will
                  maintain a ratio of consolidated current assets to consolidated current liabilities not less than 1.3 to 1.0 at March 31, 1995, and September 30, 1995; 1.5 to 1.0 at December 31, 1995; March 31, 1996, June 30, 1996, and September 30,
                  1996; and 1.75 to 1.0 at December 31, 1996 and at the end of each fiscal quarter thereafter, to be tested in connection with the delivery of quarterly financial statements pursuant to Section 5.01.

                           "5.14. CSC and its consolidated Subsidiaries will
                  maintain a ratio of consolidated Funded Indebtedness, to consolidated Tangible Net Worth not greater than 1.5 to 1.0 at March 31, 1995, June 30, 1995, and September 30, 1995; 1.37 to
                  1.0 at December 31, 1995, March 31, 1996, June 30, 1996 and
                  September 30, 1996; and 1.2 to 1.0 at December 31, 1996 and at the end of each fiscal quarter thereafter, to be tested in connection with the delivery of quarterly financial statements pursuant to Section 5.01.

                           "5.15. CSC and its consolidated Subsidiaries will
                  maintain at all times a ratio of (1) the sum of (a) cash, (b) Investments and (c) accounts receivable to (2) current liabilities not less than 0.7 to 1.0 at March 31, 1995, June 30, 1995 and September 30, 1995, and 0.87 to 1.0 at December 31, 1995 at the end of each fiscal quarter thereafter, to be tested on a quarterly basis in connection with the delivery of financial statements pursuant to Section 5.01."

                  (e) In addition to the Funded Indebtedness permitted pursuant to Section 5.07 of the Agreement, the Bank hereby approves the borrowing by the Company of $11,750,000 from its affiliate, CSC Finance Company, which is evidenced by a promissory note, a copy of which is attached hereto as Exhibit "A" (the "Finance Note"), provided that the indebtedness of the Company under the Finance Note shall at all times be unsecured and shall be subordinated to the indebtedness of the Company to the Bank under the Agreement pursuant to a subordination agreement in the form attached hereto as Exhibit "B" (the "Subordination Agreement").

         2. Conditions Precedent. The effectiveness of this Amendment and the amendments and approval contained herein and the Bank's obligations hereunder are conditioned upon receipt by the Bank of the following prior to or concurrently with the execution of this Amendment:

                  (a) the Subordination Agreement duly executed by the Company;

                  (b) copies of the resolutions of the Board of Directors of the Company and each Guarantor, in form and substance satisfactory to the Bank, authorizing the Company's and each Guarantor's execution and delivery of this Amendment, the performance of the transactions contemplated hereby and thereby, and all such other and further actions in connection herewith as may be necessary and proper, which copies shall be certified as of the date hereof, by the Company's and each Guarantor's secretary or assistant secretary as being true, correct and complete;

                  (c) certificate, as of the date hereof, by the Company's and each Guarantor's secretary or assistant secretary as to the incumbency and signatures of the officers signing this Amendment; and

                  (d) the items required under (b) and (c) above with respect to the execution of the Subordination Agreement by CSC Finance Company.

         3. Representations and Warranties. The Company and the Guarantors hereby represent and warrant to the Bank that they have taken all corporate action necessary to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and constitutes the valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms. The Company and the Guarantors hereby ratify and confirm the representations and warranties of the Company and the Guarantors set forth in Article 4 of the Agreement as being true and correct on the date hereof and certify that no Event of Default or event which with the giving of any required notice or the expiration of any applicable grace or cure period would become an Event of Default has occurred and is continuing under the Loan Documents.

         4. Ratification. Except as amended by this Amendment, all of the terms and conditions of the Agreement and all of the other Loan Documents are ratified and confirmed, and the Agreement and all of the other Loan Documents shall continue in full force and effect in accordance with the terms thereof.

         5. Miscellaneous.

                  (a) Expenses. The Company agrees to pay all out-of-pocket costs and expenses of the Bank, including, without limitation, all attorney's fees and expenses in connection with the negotiation and preparation of this Amendment and the completion of the transactions contemplated hereby.

                  (b) Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Bank, the Company and the Guarantors, and their respective successors and assigns.

                  (c) Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

Attest:                           CENTRAL SPRINKLER COMPANY

By: /s/Edna C. Sauers             By: /s/Albert T. Sabol
    --------------------------        ----------------------------------
    Edna C. Sauers,                   Albert T. Sabol,
    Secretary                         Vice President Finance

                                  CENTRAL SPRINKLER CORPORATION

By: /s/Edna C. Sauers             By: /s/Albert T. Sabol
    --------------------------        ----------------------------------
    Edna C. Sauers,                   Albert T. Sabol,
    Secretary                         Vice President Finance


                                  CENTRAL SPRINK INC.

By: /s/Edna C. Sauers             By: /s/Albert T. Sabol
    --------------------------        ----------------------------------
    Edna C. Sauers,                   Albert T. Sabol,
    Secretary                         Vice President Finance


                                  CENTRAL CASTINGS CORPORATION

By: /s/Edna C. Sauers             By: /s/Albert T. Sabol
    --------------------------        ----------------------------------
    Edna C. Sauers,                   Albert T. Sabol,
    Secretary                         Vice President Finance


                                  CORESTATES BANK, N.A.

                                  By: /s/Paul S. Phillips
                                      ----------------------------------
                                      Paul S. Phillips,
                                      Vice President

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT, dated as of March 31, 1995, is among CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation (the "Borrower"), CORESTATES BANK, N.A., a national banking association (the "Bank"), and CSC FINANCE COMPANY, a Delaware corporation ("Subordinated Creditor").

                                   BACKGROUND

         WHEREAS, the Bank and the Borrower are parties to a Letter Agreement, dated as of April 29, 1994 (together with all amendments and modifications thereto, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for a loan made by the Bank to the Borrower in the amount of $10,000,000 (the "Loan"), which indebtedness is further evidenced by a Term Note in the principal amount of $10,000,000 dated April 29, 1994 (the "Note"); and

         WHEREAS, except as otherwise herein expressly provided, terms defined in the Note and the Loan Agreement and used herein shall have the same meaning when used herein; and

         WHEREAS, the Bank has agreed to enter into that certain amendment to the Loan Agreement dated as of the date hereof and to continue the extension of credit provided for in the Loan Agreement, and the Subordinated Creditor has agreed as required by the Loan Agreement to subordinate the Subordinated Debt to the Bank Debt (as each of such terms is hereinafter defined) in the manner and to the extent hereinafter provided.

         NOW, THEREFORE, incorporating the foregoing by reference, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Subordination. The Subordinated Creditor hereby agrees that, except as and to the extent hereinafter provided, all Subordinated Debt is and shall be subordinate and subject in right of payment to the prior payment in full of the following obligations to the Bank (all such obligations to the Bank being referred to herein as the "Bank Debt"): (i) the Loan and other obligations of the Borrower to the Bank under the Loan Agreement and the Note, and (ii) all reimbursement obligations of Central Castings Corporation, a wholly-owned subsidiary of the Borrower, and the Borrower, with respect to any letter of credit which may be issued by the Bank to support a bond issue, including, without limitation, all obligations of the Borrower or Central Castings Corporation in respect of interest, fees and/or expenses accruing before or after the commencement of any bankruptcy, insolvency, or similar proceedings with respect to the Borrower or Central Castings Corporation. The Subordinated Creditor further agrees that it will not ask, demand, sue for, take or receive from the Borrower, or from any guarantor or surety of the Subordinated Debt or any portion thereof, by set-off or in any other manner, payment of, and the Borrower hereby agrees that it will not pay or give, the whole or any part of the Subordinated Debt, or any security therefor, unless or until all the Bank Debt shall have been fully paid. The Subordinated Creditor hereby directs the Borrower to, and the Borrower agrees that it will, make such prior payment of the Bank Debt to Bank. As used herein, "Subordinated Debt" shall mean all obligations for borrowed money of the Borrower or any subsidiary or affiliate thereof to the Subordinated Creditor, whether now existing or hereafter arising, including without limitation, all such obligations in respect of (i) the note dated December 21, 1994 payable by the Borrower to the Subordinated Creditor in the amount of $11,750,000 and any documents in connection therewith between the Borrower and the Subordinated Creditor (the "Subordinated Note"); (ii) interest accruing on any such obligations before or after the commencement of any bankruptcy, insolvency, or similar proceeding with respect to the Borrower. The obligations of the Borrower to the Subordinated Creditor shall remain Subordinated Debt notwithstanding any increase or decrease in the Bank Debt. Subordinated Debt shall include any obligations of the Borrower to the Subordinated Creditor which are modifications, renewals or refinancings of obligations which constitute Subordinated Debt.

         2. Payments Permitted on Subordinated Debt. Anything in this Subordination Agreement to the contrary notwithstanding, the Borrower may make the following payments on the Subordinated Note: regularly scheduled payments of interest not in excess of the rate presently provided for in the Subordinated Note so long as no Event of Default, as defined in the Note or the Loan Agreement, has occurred, will occur as a result of such payment of interest, or will occur with the passage of time or giving of notice or both.

                  Except as provided in this Paragraph 2, the Borrower shall make no other or additional payments on the Subordinated Debt.

         3. Liens and Security Interests. The Borrower and the Subordinated Creditor represent, warrant and covenant that the Subordinated Debt is unsecured and shall at all times remain unsecured.

         4. Distribution. In the furtherance of, and to make effective, the subordination provided for herein, the Subordinated Creditor further agrees as follows:

                  (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof, to creditors of the Borrower, or upon any indebtedness of the Borrower, by reason of the liquidation, dissolution or other winding up, partial or complete, of the Borrower or its business, or any sale, receivership, insolvency or bankruptcy proceedings, or assignment for the benefit of creditors, or any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws related to the relief of debtors, the adjustment of indebtedness, arrangements, reorganizations, compositions, or extensions, then and in any such event:

                    (1) Any payment or distribution of any kind or character, whether in cash, securities or any other property which but for this Subordination Agreement would be payable or deliverable upon or with respect to any or all of the Subordinated Debt, shall instead be paid or delivered directly to Bank for application on the Bank Debt, whether then due or not due, until the Bank Debt shall have first been fully paid and satisfied; and

                    (2) The Subordinated Creditor hereby irrevocably authorizes and empowers Bank to take any and all actions necessary or appropriate, in its name or in the name of the Subordinated Creditor, to enforce any and all claims upon or with respect to the Subordinated Debt, including without limitation, voting claims and filing appropriate proof of claims, and to demand, sue for, collect and receive any and all payments or distributions that may be payable or deliverable at any time upon or with respect to the Subordinated Debt. Notwithstanding the foregoing, this provision shall not serve to impose any affirmative obligation on the part of the Bank or its successors and assigns to take any action or pursue any claim on behalf of the Subordinated Creditor. Subordinated Creditor shall not attempt to hold the Bank liable and hereby waives any claims or cause of action it may otherwise have against the Bank as a result of any action taken or not taken by the Bank to enforce any and all claims in respect of the Subordinated Debt.

                  (b) Should any payment not permitted under Section 2 hereof or distribution of security or proceeds of any security be received by the Subordinated Creditor upon or in respect of the Subordinated Debt prior to the payment in full of the Bank Debt, the Subordinated Creditor will forthwith deliver the same to Bank in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary) for application on the Bank Debt, whether then due or not due, and, until so delivered, the same shall be held in trust by the Subordinated Creditor as property of Bank. In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment, Bank, or any of its officers or employees, are hereby irrevocably appointed as attorney-in-fact for Subordinated

Creditor and is authorized to make such endorsement or assignment on behalf of Subordinated Creditor.

                  (c) The Subordinated Creditor agrees that it will not transfer, assign, pledge or encumber the Subordinated Debt or any part thereof or any instrument evidencing the same unless such instruments evidencing the same and the instrument of assignment specifically provide that the holder or assignee takes the Subordinated Debt subject to the provisions of this Subordination Agreement.

         5. Continuing Subordination, etc. The subordination effected by this Subordination Agreement is a continuing subordination, and the Subordinated Creditor hereby agrees that at any time and from time to time, without notice to and without impairing or affecting the subordination provisions of this Subordination Agreement or the obligations of the Subordinated Creditor hereunder:

                  (a) The time for the Borrower's performance of or compliance with any of its obligations, covenants or agreements contained in the Note, the Loan Agreement and any other documents provided for thereby may be extended or such performance or compliance may be waived by Bank;

                  (b) Any of the acts mentioned in the note, the Loan Agreement and any other documents provided for thereby may be done;

                  (c) The Note, the Loan Agreement and any other documents provided for thereby may be amended for the purpose of adding any provisions thereto or changing in any manner the rights of Bank or the Borrower thereunder;

                  (d) Payment of the Bank Debt or any portion thereof may be extended or the Note may be renewed in whole or in part; and

                  (e) The maturity of any of the Bank Debt may be accelerated, and any collateral security, guarantee or surety therefor may be exchanged, sold, surrendered, released, modified or otherwise dealt with in accordance with the terms of any present or future agreement between the Borrower or any guarantor or surety and Bank, including any agreement permitting the Bank to take unilateral action with respect thereto; and

                  (f) The amount of the Bank Debt to which the Subordinated Debt is subordinated may be increased.

         6. Waiver of Notice. The Subordinated Creditor hereby unconditionally waives notice of the incurring of the Bank Debt or any part thereof in reliance by the Bank upon the subordination of the Subordinated Debt to the Bank Debt.

         7. Representations and Warranties. The Subordinated Creditor hereby represents and warrants that: (i) it has the necessary power and capacity to make and perform this Subordination Agreement and such making and performance have been duly authorized by all necessary action on the part of the Subordinated Creditor; (ii) the making and performance by the Subordinated Creditor of this Subordination Agreement does not and will not violate any provision of law or regulation or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its properties, revenues or assets pursuant to any indenture or other agreement or instrument to which it is a party or by which any of its properties may be bound; and (iii) this Subordination Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms.

         8. Default under Agreement. In the event of a breach of this Agreement by the Borrower or the Subordinated Creditor, the Bank, at its option, may accelerate the maturity of any or all of the Bank Debt.

         9. No Waiver and Counterparts.

                  (a) No failure on the part of Bank to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Subordination Agreement may not be amended or modified except by written agreement of the Subordinated Creditor, the Borrower and the Bank. No consent or waiver hereunder shall be valid unless in writing and signed by Bank.

                  (b) This Subordination Agreement may be executed in any number of identical counterparts each of which, when executed by one of the parties hereto, shall be considered to be an original.

         10. Successors and Assigns. This Subordination Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

         11. Governing Law. This Subordination Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

         12. Entire Agreement. This Subordination Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and superseded all prior and contemporary agreements, commitments and understandings between the parties with respect to the subject matter hereof.

         13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceabiality of any other provision.

         14. Notices. Every notice and communication under this Agreement shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and
(iii) of this sentence, to the following addresses:

                  If to the Subordinated Creditor:

                  CSC Finance Company
                  1105 N. Market Street, Suite 1300
                  Wilmington, DE 19809
                  Attn:  Edward Jones
                  FAX:  302-427-7663

                  If to the Borrower:

                  Central Sprinkler Company
                  451 N. Cannon Avenue
                  Lansdale, PA 19446
                  Attn:  Albert T. Sabol
                  FAX:  215-362-5385

                  If to the Bank:

                  CoreStates Bank, N.A.
                  1345 Chestnut Street
                  Philadelphia, PA 19107
                  Attn:  Paul S. Phillips, Vice President
                         F.C. 3-90-1-1
                  FAX:  610-834-2069

         Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when received. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery.

         A party may change its address by giving written notice to the other parties as specified herein.

         IN WITNESS WHEREOF, this Subordination Agreement has been duly executed as of the day and year first above written.

                                    CSC FINANCE COMPANY, as
                                    Subordinated Creditor

                                    By /s/Albert T. Sabol
                                       Albert T. Sabol,
                                       Vice President

                                    CENTRAL SPRINKLER COMPANY, as
                                    Borrower

                                    By /s/Albert T. Sabol
                                       -----------------------------------
                                       Albert T. Sabol,
                                       Vice President

                                    CORESTATES BANK, N.A.

                                    By /s/Paul S. Phillips
                                       -----------------------------------
                                       Paul S. Phillips,
                                       Vice President